Exhibit 4.1

Execution Version

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”), dated as of June 23,  2014, by and among COGENT COMMUNICATIONS GROUP, INC., a Delaware corporation (the “Company”), COGENT COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Cogent Holdco”), the other parties that are signatories hereto as Guarantors (each a “Guaranteeing Subsidiary”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Cogent Communications Finance, Inc., a Delaware corporation (the “Escrow Issuer”), and the Trustee have heretofore executed and delivered an indenture dated as of April 9, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $200,000,000 of 5.625% Senior Notes due 2021 (the “Notes”) of the Issuer (as defined in the Indenture);

WHEREAS, the Indenture provides that the Company, Cogent Holdco and the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Company shall unconditionally assume the Escrow Issuer’s Obligations under the Notes and the Indenture and Cogent Holdco and the Guaranteeing Subsidiaries shall unconditionally guarantee, on a joint and several basis, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, Cogent Holdco, the Guaranteeing Subsidiaries and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Cogent Holdco, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)                                 Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)                                 Agreement to Assume Obligations.  The Company hereby agrees to unconditionally assume the Escrow Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all provisions of the Indenture and the Notes applicable to the “Company” and the “Issuer” and to perform all of the obligations and agreements of the “Company” and the “Issuer” under the Indenture and the Notes and may exercise every right and power of the “Escrow Issuer,” the “Company” and the “Issuer.”  The Escrow Issuer shall be fully released and discharged from its obligations under the Indenture and the Notes.

(3)                                 Agreement to Guarantee.  Cogent Holdco and each of the Guaranteeing Subsidiaries hereby agrees, on a joint and several basis, to Guarantee to each Holder of the Notes and the Trustee the Indenture Obligations pursuant to Article 13 of the Indenture.

(4)                                 Liability.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, Cogent Holdco or any Guaranteeing Subsidiary shall have any liability for any obligations of the Company or the Guarantors (including any Guaranteeing Subsidiary) under the Notes, any Note Guarantees, the Indenture or any supplemental indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

(5)                                 Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)                                 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(7)                                 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)                                 The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Cogent Holdco and the Guaranteeing Subsidiaries.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COGENT COMMUNICATIONS GROUP, INC.

By:	/s/ David Schaeffer
	Name:	David Schaeffer
	Title:	President and Chief Executive Officer

COGENT COMMUNICATIONS HOLDINGS, INC.

By:	/s/ David Schaeffer
	Name:	David Schaeffer
	Title:	President and Chief Executive Officer

COGENT COMMUNICATIONS, INC.
COGENT COMMUNICATIONS OF CALIFORNIA, INC.
COGENT IH, LLC
COGENT WG, LLC
COGENT COMMUNICATIONS OF D.C., INC.
COGENT COMMUNICATIONS OF FLORIDA, INC.
COGENT COMMUNICATIONS OF MARYLAND, INC.
COGENT COMMUNICATIONS OF TEXAS, INC.,
as Guarantors

By:	/s/ David Schaeffer
	Name:	David Schaeffer
	Title:	President and Chief Executive Officer

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Joseph P O’Donnell
	Name:	Joseph P O’Donnell
	Title:	Vice President

[Signature Page to First Supplemental Indenture]